EXHIBIT 10.10
FIRST AMENDMENT
(MASTER PURCHASE AND SALE AGREEMENT)
FIRST AMENDMENT, dated as of July 27, 2026 (this “Amendment”) to the Third Amended and Restated Master Purchase and Sale Agreement, dated as of December 29, 2025 (as further amended, supplemented, restated or otherwise modified to the date hereof, the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).
RECITALS:
WHEREAS, the Transferor and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and
WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement in certain respects;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.
ARTICLE II
AMENDMENTS

Section 2.01    Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended as follows:
(a)    the “Commitment Amount”, “Commitment Period”, “FICO Score”, “Letter Agreement” and “Scheduled Commitment Termination Date” definitions and clauses (xli) and (xlii) of the “Eligible Receivable” definition are deleted in their entirety and replaced with the following:
“Commitment Amount” means the sum of (i) $8,000,000,000 plus (ii) the Outstanding Principal Balance of a Receivable that had been previously included in a Receivables Pool and was repurchased, remediated and resold to the Purchasers in a subsequent Receivables Pool.
“Commitment Period” means the period from the Twelfth Extension Amendment Effective Date to the earliest of (i) the Scheduled Commitment Termination Date, (ii) the occurrence of a Commitment Termination Event and (iii) the purchase by the Purchasers of Receivables Pools with a total Cutoff Date Aggregate Outstanding Principal Balance in an amount equal to the Commitment Amount.
Certain information has been excluded because it is both (i) not material and (ii) the type that the registrant treats as private or confidential

“FICO Score” means, as of any date of determination, the credit score for the applicable Obligor using the Fair, Isaac & Co. FICO Auto Version 3.0 or FICO Auto Version 8.0 methodology, as provided to Carvana, Carvana FAC or the Servicer by Experian, Equifax or such other version as approved by the Purchasers, which, except for Receivables included in the initial Receivables Pool on the initial Closing Date, shall not, without the consent of the Purchasers, be obtained more than [***] days prior to the applicable origination date.
“Letter Agreement” means the twenty-sixth amended and restated letter agreement, dated and effective as of July 27, 2026, among the Purchasers, the Seller, the Transferor and the Servicer, and the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Scheduled Commitment Termination Date” means (i) initially, July 27, 2027, and (ii) thereafter, on each anniversary of such date (as extended pursuant to this clause (ii)), the date that is three hundred sixty-four (364) days following the then-current Scheduled Commitment Termination Date; provided, however, that such automatic extension shall not occur if any of the Transferor or either Purchaser delivers written notice to the other parties hereto of its objection to such extension at least 60 days prior to the then-current Scheduled Commitment Termination Date.
“Eligible Receivable”
(xli) such Receivable was originated within three hundred sixty five (365) days of the related Cutoff Date (except as otherwise
[***] Redacted for confidentiality purposes.
consented to by the Purchasers in their sole discretion, which consent shall be deemed to be given if the Purchasers provide the Transferor with a final Purchase Price and execute and deliver the related Second Step Pool Supplement for any such Receivables originated in excess of three hundred sixty five (365) days from the related Cutoff Date); and
(xlii) (A) for Receivables with a related Cutoff Date on or after January 1, 2024 and prior to January 1, 2025, and an original term of seventy-six (76) months or more, the Original Amount Financed is not less than $[***] and not more than $[***] and (B) for Receivables with a related Cutoff Date on or after January 1, 2025 and an original term of seventy-six (76) months or more, the Original Amount Financed is not less than $[***] and not more than $[***].
(b)    the following definition of the “Twelfth Extension Amendment Effective Date” is added to Appendix A to the Master Purchase and Sale Agreement in the appropriate alphabetical order:
“Twelfth Extension Amendment Effective Date” means July 27, 2026.
and
(c)    the “Eleventh Extension Amendment Effective Date” definition is deleted in its entirety.
Section 2.02    Amendment to Section 2.4(b). Section 2.4(b) of the Master Purchase and Sale Agreement is hereby amended (i) by deleting clauses (xvi) and (xvii) in their entirety and replacing the with clauses (xvi) and (xvii) below and (ii) by adding the new clause (xviii) immediately after clause (xvii) thereof:

(xvi) for any reason, including portfolio performance, with ninety (90) days’ prior written notice to the Transferor (provided that, for the avoidance of doubt, this clause (xvi) shall be without prejudice to Purchasers’ rights to terminate pursuant to clause (xviii) below);
(xvii) upon delivery of a Pricing Termination Notice pursuant to Section 2.3(b); or
(xviii) Subject to any restrictions of applicable law, each Purchaser may, at any time and with immediate effect, cancel or otherwise terminate any of its obligations under this Agreement, including any obligation to purchase Receivables Pools. Each Purchaser shall be entitled to do so in its sole discretion and without
[***] Redacted for confidentiality purposes.
the occurrence of any breach or default by the Seller or the Transferor, and the exercise of such termination right by any Purchaser shall result in a Commitment Termination Event. The Seller’s and Transferor’s obligations under this Agreement and the Basic Documents, including any actual or contingent liabilities to the Purchasers, shall continue notwithstanding any such cancellation or termination other than the obligations of the Seller and Transferor that are terminated in accordance with this Agreement upon the occurrence of a Commitment Termination Event. In the event of any inconsistency between this clause and any other term or provision of this Agreement or any Basic Document, this clause shall govern.
ARTICLE III
MISCELLANEOUS
Section 3.01    Conditions to Effectiveness. This Amendment shall become effective as of July 27, 2026 (the “Effective Date”) upon the receipt by the parties hereto of a signed counterpart to this Amendment duly executed and delivered by each of the parties hereto.
Section 3.02    Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.
Section 3.03    Representations and Warranties. The representations and warranties of the Seller and the Transferor contained in the Basic Documents shall be true and correct in all material respects as of the effective date of this Amendment.
Section 3.04    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.
Section 3.05    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The words “execution”, “signed”, “signature”, and words of like import in any such amendment, waiver, certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.
Section 3.06    GOVERNING LAW. SUBMISSION TO JURISDICTION, ETC.
(a)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)    THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO THE EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 3.07    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1 LLC,
as Transferor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ALLY BANK,
as Purchaser

By:	/s/ Benjamin R. Walker
Name: Benjamin R. Walker
Title: Authorized Representative

ALLY FINANCIAL INC.,
as Purchaser

By:	/s/ Benjamin R. Walker
Name: Benjamin R. Walker
Title: Authorized Representative

[SIGNATURES CONTINUE]
[Signature page to First Amendment to Third Amended and Restated Master Purchase and Sale Agreement]

Agreed to and accepted by:

CARVANA, LLC,
as Seller

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, Secretary
[Signature page to First Amendment to Third Amended and Restated Master Purchase and Sale Agreement]